UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): March 31, 2005


                          LEUCADIA NATIONAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    NEW YORK
                 (State or Other Jurisdiction of Incorporation)

          1-5721                                          13-2615557
(Commission File Number)                       (IRS Employer Identification No.)


315 PARK AVENUE SOUTH, NEW YORK, NEW YORK                        10010
 (Address of Principal Executive Offices)                      (Zip Code)


                                  212-460-1900
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
Item 8.01.  Other Events.

As previously disclosed in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 of Leucadia National Corporation (the "Company"), SBC Communications, Inc. currently is the largest customer of the Company's telecommunications subsidiary, WilTel Communications Group, Inc. ("WilTel"). As negotiations between WilTel and SBC continue with respect to a transition pricing agreement and other matters that will enable WilTel to continue to provide SBC with a high level of service, SBC and WilTel have extended for one month (to May 1, 2005) the existing transport rate structure in effect during the "pricing period" as specified in the amended Master Alliance Agreement by and between WilTel Communications, LLC ("WCL") and SBC and the amended Transport Services Agreement by and among WCL, SBC Operations, Inc. and Southwestern Bell Communications Services, Inc. The existing transport rate structure had been scheduled to expire on April 1, 2005.













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
                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 31, 2005



                                         LEUCADIA NATIONAL CORPORATION

                                         /s/ Joseph A. Orlando
                                         -----------------------------------
                                         Name: Joseph A. Orlando
                                         Title: Vice President and Chief
                                                Financial Officer



















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